Exhibit 99.2


      Prime Group Realty Trust Reports Third Quarter 2003 Results

   CHICAGO--(BUSINESS WIRE)--Nov. 5, 2003--Prime Group Realty Trust (NYSE:PGE) (the "Company") announced its results today for the quarter ended September 30, 2003. Net loss available to common shareholders was $6.1 million or $0.26 per diluted share for the third quarter of 2003, as compared to a loss of $0.8 million or $0.05 per diluted share reported for the third quarter of 2002. Revenue for the third quarter was $46.0 million, a 6.7% increase over third quarter 2002 revenue of $43.1 million.
   The increase in revenue for the quarter was principally a result of placing Bank One Center into service in the fourth quarter of 2002 ($11.1 million for the quarter) partially offset by the loss of revenues due to the termination of Arthur Andersen's lease ($4.2 million), a decrease in lease termination fee income ($1.2 million) and a decrease in development services revenue ($1.3 million).
   The increase in the net loss as compared to the prior year was principally a result of lease termination and development income earned in the 2002 quarter ($1.9 million or $0.08 per diluted share), the loss of income resulting from the termination of the Arthur Anderson lease (approximately $3.9 million or $0.16 per diluted share), a decrease in income from discontinued operations due to the sale of National City Center ($0.5 million or 0.02 per diluted share) and an impairment charge associated with Bank One Center ($0.9 million or $0.04 per diluted share), partially offset by lower interest costs on our variable rate and refinanced debt ($2.9 million or $0.12 per diluted share).
   "While operating results do not reflect the progress that we continue to make in reaching the goals we have set in returning the company to positive basics, we are extremely pleased to have successfully completed a number of important transactions. These include the negotiation of the previously reported Bank One Center joint venture, the lease of 116,654 square feet of office space to Fireman's Fund in our 33 West Monroe Street building, the lease of 163,118 square feet in our Continental Towers property, the lease of a 120,004 square foot industrial building in Batavia, Illinois and the lease of a 30,084 square foot industrial building in Elmhurst, Illinois. In addition, during the third quarter, 14 new expansion office leases totaling 50,685 rentable square feet commenced and the Company renewed 19 additional office leases totaling 128,507 square feet," said Mr. Stephen J. Nardi, the Company's Chairman.
   FFO available to common shareholders for the third quarter of 2003 totaled $0.15 per diluted share, as compared to $0.28 per diluted share for the third quarter of 2002. The decrease in FFO is principally due to the reasons discussed above for the change in GAAP loss, with the exception of depreciation and amortization. Since real estate depreciation and amortization is excluded from expense when computing FFO. In addition, for the purposes of computing FFO available to common shareholders per diluted share, the Company included outstanding common shares and common units in its operating partnership in arriving at weighted average shares of beneficial interest. FFO is a non-GAAP financial measure. The Company believes that net income (loss) is the most directly comparable GAAP financial measure to FFO and has included a reconciliation of this measure to GAAP net income (loss) with this press release.

   Portfolio Occupancy Update

   In the third quarter of 2003, seven new office leases totaling 10,362 rentable square feet and one industrial lease totaling 11,872 rentable square feet commenced. Expansion of seven office leases totaling 40,323 rentable square feet and one industrial lease of 11,907 rentable square feet commenced. In addition, the Company renewed 19 office leases totaling 128,507 rentable square feet and extended 7 office leases totaling 14,241 rentable square feet. These leasing statistics do not include the Company's recently announced leasing activity as the announced leases will commence in future periods.
   Gross rental rates including and excluding straight-line rent were 0.5% higher and 2.0% lower, respectively, than prior net rents in place. During the quarter, the Company's overall portfolio occupancy decreased to 76.6% from 77.4% at the end of the first quarter of 2003. Office portfolio occupancy remained stable at 76.2% and industrial portfolio occupancy decreased to 77.2% from 79.9%.

   Debt Maturities

   As part of the previously announced Bank One Center joint venture transaction on October 8, 2003, outstanding construction and mezzanine debt of $244.5 million originally maturing in January 2004 was retired. At closing, the joint venture obtained a $247.5 million first mortgage on the property. The Company used a portion of the proceeds from the Bank One Center transaction to repay outstanding debt, plus accrued interest, totaling $42.7 million to Security Capital Preferred Growth. Excluding this indebtedness, the Company had $89.7 million of debt outstanding at September 30, 2003, which matures in 2004. This includes $60.0 million maturing in January 2004 secured by its 180 North LaSalle Street property, $5.6 million maturing in May 2004 secured by its 1455 Sequoia Drive property and $24.1 million maturing in November 2004 secured by its 33 West Monroe Street, 208 South LaSalle Street and Jorie Plaza properties. The Company is currently pursuing a transaction which would refinance its debt obligation related to its 180 North LaSalle Street property and anticipates having discussions with the lenders of its other maturing indebtedness with respect to extensions or refinancings as well. If the necessary refinancing transactions are not consummated, the Company intends to seek extensions and/or modifications from the existing lenders.

   Conference Call Information

   Prime Group Realty Trust has scheduled a conference call for Thursday, November 6, 2003 at 12:00 p.m. (EST) to discuss the Company's results for the third quarter ended September 30, 2003. Investors and interested parties may listen to the call via a live webcast accessible on the Company's web site at www.pgrt.com. To listen, please register and download audio software on the site at least fifteen minutes prior to the start of the call. The webcast will be archived on the site until December 5, 2003.
   To participate via teleconference, please call 877-297-1612 at least five minutes prior to the beginning of the call. If you are calling from outside North America, please call 706-679-7562. A replay of the call will be available through Friday, November 14, 2003 by calling 800-642-1687 and referencing pass code 3711345. If calling outside of North America, please call 706-645-9291.
   In addition to the information provided in this press release, the Company publishes a quarterly "Supplemental Financial and Operating Statistics" package. The supplemental information package and the information contained in this press release can be found on the Company's web site under "Investor Information," and as part of a current report on Form 8-K furnished to the Securities and Exchange Commission.

   About the Company

   Prime Group Realty Trust is a fully integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 13 office properties containing an aggregate of approximately 5.5 million net rentable square feet and 30 industrial properties containing an aggregate of approximately 3.9 million net rentable square feet. In addition, the Company owns 232.4 acres of developable land and joint venture interests in three office properties containing an aggregate of 2.8 million net rentable square feet.

   This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "will be", "believes", "expects", "anticipates" "estimates" and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

                       Prime Group Realty Trust
                 Consolidated Statements of Operations
             (Dollars in thousands, except per share data)
                              (Unaudited)

                                                 Three Months ended
                                                     September 30
                                                   2003        2002
                                              ------------------------
Revenue:
Rental                                            $26,647     $23,526
Lease termination fees                                366       1,555
Tenant reimbursements                              16,278      14,227
Other property revenues                             1,197       1,022
Services Company revenue                            1,491       2,770
                                              ------------------------
Total revenue                                      45,979      43,100

Expenses:
Property operations                                11,984      10,997
Real estate taxes                                   9,721       9,166
Depreciation and amortization                       9,706       7,292
General and administrative                          2,558       2,519
Services Company expenses                           1,081       1,662
Provision for asset impairment                        900           -
Severance costs                                         -         175
Strategic alternative costs                             7         554
Other expense                                           -         189
                                              ------------------------
Total expenses                                     35,957      32,554
                                              ------------------------

Operating income                                   10,022      10,546
Other income                                          237         493
  Interest:
    Expense                                       (13,928)     (9,934)
    Amortization of deferred financing costs       (1,027)       (933)
                                              ------------------------
(Loss) income from continuing operations
 before minority interests                         (4,696)        172
Minority interests                                    804         967
                                              ------------------------
(Loss) income from continuing operations           (3,892)      1,139
Discontinued operations, net of minority
 interests of $(2) and $(322) in 2003
 and 2002, respectively                                16         533
                                              ------------------------
Net (loss) income                                  (3,876)      1,672
Net income allocated to preferred shareholders     (2,250)     (2,450)
                                              ------------------------
Net loss available to common shareholders         $(6,126)      $(778)
                                              ========================

Basic and diluted earnings available to common
 shares per weighted-average common share:
Loss from continuing operations, net of
 minority interests and the allocation of net
 income to preferred shareholders                 $ (0.26)     $(0.08)
Discontinued operations, net of minority
 interests                                              -        0.03
                                              ------------------------
Net loss available per weighted-average
 common share of beneficial interest
 -basic and diluted                               $ (0.26)     $(0.05)
                                              ========================



                       Prime Group Realty Trust
                 Consolidated Statements of Operations
             (Dollars in thousands, except per share data)
                              (Unaudited)

                                                  Nine Months ended
                                                     September 30
                                                   2003        2002
                                              ------------------------
Revenue:
Rental                                            $79,913     $72,150
Lease termination fees                             31,592       2,300
Tenant reimbursements                              46,268      42,476
Other property revenues                             3,730       3,893
Services Company revenue                            2,956       5,530
                                              ------------------------
Total revenue                                     164,459     126,349

Expenses:
Property operations                                34,600      33,418
Real estate taxes                                  30,481      27,511
Depreciation and amortization                      29,151      21,983
General and administrative                          7,504       6,964
Services Company expenses                           2,248       3,671
Provision for asset impairment                        900       5,171
Severance costs                                         -       2,154
Strategic alternative costs                           480       1,467
Other expense                                           -         189
                                              ------------------------
Total expenses                                    105,364     102,528
                                              ------------------------

Operating income                                   59,095      23,821
Other income                                        2,331       1,740
  Interest:
    Expense                                       (43,691)    (27,019)
    Amortization of deferred financing costs       (3,977)     (2,309)
                                              ------------------------
Income (loss) from continuing operations
 before minority interests                         13,758      (3,767)
Minority interests                                 (5,316)      6,428
                                              ------------------------
Income from continuing operations                   8,442       2,661
Discontinued operations, net of minority
 interests of $(1,103) and $13,344 in
 2003 and 2002, respectively                        2,672     (19,084)
                                              ------------------------
Income (loss) before loss on sales of real
 estate                                            11,114     (16,423)
Loss on sales of non-operating properties,
 net of minority interests of $626 in 2002              -        (895)
                                              ------------------------
Net income (loss)                                  11,114     (17,318)
Net income allocated to preferred shareholders     (6,750)     (9,029)
                                              ------------------------
Net income (loss) available to common
 shareholders                                      $4,364    $(26,347)
                                              ========================

Basic and diluted earnings available to common
 shares per weighted-average common share:
Income (loss) from continuing operations, net
 of minority interests and the allocation of
 net income to preferred shareholders              $ 0.09      $(0.40)
Discontinued operations, net of minority
 interests                                           0.14       (1.22)
Loss on sales of real estate, net of minority
 interests                                              -       (0.06)
                                              ------------------------
Net income (loss) available per weighted-
 average common share of beneficial interest
 -basic and diluted                                $ 0.23      $(1.68)
                                              ========================



   GAAP Reconciliation of Net (Loss) Income to Funds from Operations
             (FFO) Available to Common Share/Unit Holders
             (Dollars in thousands, except per share data)
                              (Unaudited)


                                Three Months Ended   Nine Months Ended
                                   September 30        September 30
                                  2003      2002      2003      2002
                              ----------------------------------------
Net (loss) income               $(3,876)   $1,672   $11,114  $(17,318)
Adjustments to reconcile to
 Funds from Operations:
Real estate depreciation and
 amortization                     9,365     7,262    28,101    21,675
Amortization of costs for
 leases assumed                     675       250     1,743       570
Share of joint venture real
 estate depreciation and
 amortization                       873       846     2,598     2,533
Loss on sale of operating
 property, net of minority
 interests                            -         -         -       687
Adjustments for discontinued
 operations:
    Real estate depreciation
     and amortization                 -       746       555     4,631
    (Gain) loss on sale
     (included in discontinued
     operations)                      -      (103)   (1,220)    3,709
    Minority interests                2       322     1,103   (13,344)
Minority interests                 (804)     (967)    5,316    (6,428)
                              ----------------------------------------
FFO(1)                           $6,235   $10,028   $49,310   $(3,285)
Income allocated to preferred
 shareholders                    (2,250)   (2,450)   (6,750)   (9,029)
                              ----------------------------------------
FFO available to common
 share/unit holders              $3,985    $7,578   $42,560  $(12,314)
                              ========================================

FFO available to common
 share/unit holders per
 share/unit of beneficial
 interest:
           Basic and Diluted      $0.15     $0.28     $1.59    $(0.46)
                              ========================================

Weighted average shares/units
 of beneficial interest:
       Common shares             23,665    15,675    18,919    15,673
       Nonvested employee
        stock grants                  6        16         6        22
       Operating Partnership
        units                     3,076    11,058     7,822    10,975
                              ----------------------------------------
            Basic                26,747    26,749    26,747    26,670
                              ========================================

       Common shares             23,665    15,675    18,919    15,673
       Nonvested employee
        stock grants                  6        16         6        22
       Employee stock options        17         -        12         -
       Operating Partnership
        units                     3,076    11,058     7,822    10,975
                              ----------------------------------------
            Diluted              26,764    26,749    26,759    26,670
                              ========================================

(1) Funds from Operations is a non-GAAP financial measure. Funds from Operations ("FFO") is defined as net income (loss), computed in accordance with generally accepted accounting principles ("GAAP") plus real estate depreciation and amortization, excluding gains (or losses) from sales of operating properties, and after comparable adjustments for unconsolidated joint ventures and discontinued operations. Funds from Operations includes results from discontinued operations, including related revenues, property operations expense, real estate taxes expense and interest expense. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

    The Company utilizes FFO as a performance measure. The Company believes that FFO provides useful information to investors regarding the Company's performance as FFO provides investors with additional means of comparing the Company's operating performance with the operating performance of its competitors. FFO is not representative of cash flow from operations, is not indicative that cash flows are adequate to fund all cash needs and should not be considered as an alternative to cash flows as a measure of liquidity. The Company believes that net income (loss) is the most directly comparable GAAP financial measure to FFO.

    FFO and FFO available to common share/unit holders for the three and nine months ended September 30, 2002 have been restated to include the provisions for asset impairment of $0.2 million and $34.4 million (included in discontinued operations), respectively, previously excluded from the computation of FFO and FFO available to common share/unit holders.



                       Prime Group Realty Trust
                      Consolidated Balance Sheets
               (Dollars in thousands, except share data)
                              (Unaudited)

                                              September 30 December 31
                                                  2003        2002
                                              ------------------------
Assets
Real estate, at cost:
 Land                                            $146,745    $183,891
 Building and improvements                        666,405   1,032,669
 Tenant improvements                               82,743     111,547
 Furniture, fixtures and equipment                 10,304      10,218
                                              ------------------------
                                                  906,197   1,338,325
 Accumulated depreciation                        (122,219)   (110,387)
                                              ------------------------
                                                  783,978   1,227,938
 Property held for development                     22,577      20,158
                                              ------------------------
                                                  806,555   1,248,096

Property held for sale                            398,071           -
Investments in unconsolidated entities              1,285       1,440
Cash and cash equivalents                           9,494      15,800
Receivables, net of allowance of $2,460 and
 $1,867 at September 30, 2003 and
 December 31, 2002, respectively:
   Tenant                                           2,774       3,178
   Deferred rent                                   19,955      22,351
   Other                                              361       2,453
Restricted cash escrows                            68,547      58,933
Deferred costs, net                                21,345      53,943
Other                                               3,098       3,987
                                              ------------------------
Total assets                                   $1,331,485  $1,410,181
                                              ========================

Liabilities and Shareholders' Equity
Mortgages and notes payable                      $589,547    $671,340
Bonds payable                                      24,900      24,900
Construction financing                                  -     208,198
Liabilities related to property held for sale     274,157           -
Accrued interest payable                            4,995      21,818
Accrued real estate taxes                          27,047      36,642
Accrued tenant improvement allowances              15,015      33,172
Accounts payable and accrued expenses              16,811      12,159
Construction costs payable, including
 retention of $5,034 at December 31, 2002               -      12,896
Liabilities for leases assumed                     14,833      21,692
Deficit investment in unconsolidated entity         2,258       4,223
Other                                              24,098      17,059
                                              ------------------------
Total liabilities                                 993,661   1,064,099
Minority interests:
 Operating Partnership                             28,245      98,643
 Other                                                  -       2,000
Shareholders' equity:
 Preferred Shares, $0.01 par value; 30,000,000
  shares authorized:
   Series B - Cumulative Redeemable Preferred
    Shares, 4,000,000 shares designated,
    issued and outstanding at September 30,
    2003 and December 31, 2002                         40          40
 Common Shares, $0.01 par value; 100,000,000
  shares authorized; 23,670,522 and 15,689,623
  shares issued and outstanding at
  September 30, 2003 and December 31, 2002,
  respectively                                        236         157
 Additional paid-in capital                       381,273     330,327
 Accumulated other comprehensive loss              (4,007)     (6,008)
 Distributions in excess of earnings              (67,963)    (79,077)
                                              ------------------------
Total shareholders' equity                        309,579     245,439
                                              ------------------------
Total liabilities and shareholders' equity     $1,331,485  $1,410,181
                                              ========================



                      Leasing Activity Summary(1)
                          September 30, 2003

New Leasing By Quarter

THIRD QUARTER 2003  Downtown  Suburban    Total  Industrial    Total
NEW LEASING           Office    Office    Office             Portfolio
                  ----------------------------------------------------
  6/30/2003
   Net Rentable(1) 6,289,718 1,687,169 7,976,887 3,874,712 11,851,599
  9/30/2003
   Net Rentable(1) 6,284,035 1,685,832 7,969,867 3,874,712 11,844,579

  6/30/2003
   Occupied SF     4,646,987 1,430,541 6,077,528 3,094,975  9,172,503
  6/30/2003
   Occupied %           73.9%     84.8%     76.2%     79.9%      77.4%
    Number of New
     Leases
     Commencing            5         2         7         1          8
    SF of New
     Leasing
     Commencing        7,002     3,360    10,362    11,872     22,234
    Number of
     Expansions
     Commencing            5         2         7         1          8
    SF of
     Expansions
     Commencing       38,048     2,275    40,323    11,907     52,230
    Number of Move
     Outs                 12         3        15         1         16
    SF of Move
     Outs             35,211     4,546    39,757    17,265     57,022
    Number of
     Lease
     Terminations          4         -         4         2          6
    SF of Lease
     Terminations     13,036         -    13,036   109,105    122,141
  9/30/2003
   Occupied SF     4,643,790 1,431,630 6,075,420 2,992,384  9,067,804
  9/30/2003
   Occupied %           73.9%     84.9%     76.2%     77.2%      76.6%


Tenant Retention Statistics(2)

THIRD QUARTER 2003  Downtown  Suburban    Total  Industrial    Total
                      Office    Office    Office             Portfolio
                  ----------------------------------------------------
  Number of
   Renewals               13         6        19         1         20
  Number of
   Extensions              6         1         7         1          8
  SF up for
   Renewal(3)        155,301    27,204   182,505    58,731    241,236
  SF of Leases
   Renewed           107,032    21,475   128,507    36,730    165,237
  SF of Leases
   Extended           13,058     1,183    14,241     4,736     18,977
  Retention
   Percentage           77.3%     83.3%     78.2%     70.6%      76.4%

  Old Rental Rate
   Including
   Straight-Line
   Rent(4)            $25.82    $25.36    $25.74     $7.93     $22.10
  New Rental Rate
   Including
   Straight-Line
   Rent(4)            $26.07    $24.40    $25.79     $8.16     $22.20
  Percentage
   Change in
   Rental Rate           1.0%    (3.8)%      0.2%      2.9%       0.5%

  Old Rental Rate
   Excluding
   Straight-Line
   Rent(5)            $26.14    $26.28    $26.16     $8.06     $34.23
  New Rental Rate
   Excluding
   Straight-Line
   Rent(5)            $25.91    $23.87    $25.57     $7.98     $33.55
  Percentage
   Change in
   Rental Rate          (0.9)%    (9.2)%    (2.3)%      (1)%      (2)%

(1) 6/30/03 & 9/30/03 Downtown Office totals include 77 West Wacker & Bank One Center, but exclude National City Center, which was sold on June 18, 2003.
(2) Renewals include lease terms 36 months and greater, extensions include leases with terms of 12-35 months.
(3) SF up for Renewal excludes tenants in bankruptcy and lease terminations.
(4) Old and New Rental rates including Straight-Line Rent refer to the average gross rental rate over the term of the old lease and the lease renewal, respectively.
(5) Old and New Rental rates excluding Straight-Line Rent refer to the gross rental rate in place at the expiration date of the old lease and the gross rental rate at the commencement date of the new lease, respectively.



                      Leasing Activity Summary(1)
                          September 30, 2003


Year to Date New Leasing

2003 NEW LEASING    Downtown  Suburban    Total  Industrial    Total
                      Office    Office    Office             Portfolio
                   ---------------------------------------------------
  12/31/2002
   Net Rentable(1) 6,274,575 1,686,176 7,960,751 3,874,712 11,835,463
  9/30/2003
   Net Rentable(1) 6,284,035 1,685,832 7,969,867 3,874,712 11,844,579

  12/31/2002
   Occupied SF     4,461,991 1,430,943 5,892,934 3,270,585  9,163,519
  12/31/2002
   Occupied %           71.1%     84.9%     74.0%     84.4%      77.4%
    Number of
     New Leases
     Commencing           19         5        24         1         25
    SF of New
     Leasing
     Commencing    1,086,450    17,561 1,104,011    11,872  1,115,883
    Number of
     Expansions
     Commencing           14         5        19         1         20
    SF of
     Expansions
     Commencing       59,589    17,357    76,946    11,907     88,853
    Number of
     Move Outs            30         6        36         3         39
    SF of Move
     Outs            223,983    19,186   243,169   137,675    380,844
    Number of
     Lease
     Terminations         11         4        15         3         18
     SF of
     Terminations    740,257    15,045   755,302   164,305    919,607
  9/30/2003
   Occupied SF     4,643,790 1,431,630 6,075,420 2,992,384  9,067,804
  9/30/2003
   Occupied %           73.9%     84.9%     76.2%     77.2%      76.6%


Tenant Retention Statistics(2)

                    Downtown  Suburban    Total  Industrial    Total
2003                  Office    Office    Office             Portfolio
                   ---------------------------------------------------
  Number of
   Renewals               31         9        40         1         41
  Number of
   Extensions             17         6        23         1         24
  SF up for
   Renewal(3)        451,382    80,076   531,458    59,137    590,595
  SF of Leases
   Renewed           173,616    31,197   204,813    36,730    241,543
  SF of Leases
   Extended           53,783    31,037    84,820     4,736     89,556
  Retention
   Percentage           50.4%     77.7%     54.5%     70.1%      56.1%

  Old Rental Rate
   Including
   Straight-Line
   Rent(4)            $28.52    $24.54    $27.67     $7.93     $25.92
  New Rental Rate
   Including
   Straight-Line
   Rent(4)            $29.84    $23.59    $28.50     $8.16     $26.82
  Percentage
   Change in
   Rental Rate           4.6%    (3.9)%      3.0%      2.9%       3.5%

  Old Rental Rate
   Excluding
   Straight-Line
   Rent(5)            $29.05    $24.96    $28.17     $8.06     $26.39
  New Rental Rate
   Excluding
   Straight-Line
   Rent(5)            $29.25    $23.31    $27.98     $7.98     $26.31
  Percentage Change
   in Rental Rate        0.7%    (6.6)%    (0.7)%      (1)%     (0.3)%

(1) 12/31/02 & 9/30/03 Downtown Office totals include 77 West Wacker & Bank One Center, but exclude National City Center, which was sold on June 18, 2003.
(2) Renewals include lease terms 36 months and greater, extensions include leases with terms of 12-35 months.
(3) SF up for Renewal excludes tenants in bankruptcy and lease terminations, as well as the Master Lease at 1051 Kirk Road (120,004 sf).
(4) Old and New Rental rates including Straight-Line Rent refer to the average gross rental rate over the term of the old lease and the lease renewal, respectively.
(5) Old and New Rental rates excluding Straight-Line Rent refer to the gross rental rate in place at the expiration date of the old lease and the gross rental rate at the commencement date of the new lease, respectively.

    CONTACT: Prime Group Realty Trust
             Stephen J. Nardi or Roy P. Rendino, 312-917-1300